SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________

June 23, 2003

(Date of Report (date of earliest event reported))

TAYLOR DEVICES, INC.

(Exact name of registrant as specified in charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

716-694-0800

(Registrant's telephone number, including area code)

Item 5. Other Events.

Upon recommendation of the Audit Committee, on June 23, 2003, the Registrant appointed Mark V. McDonough, 43, a certified public accountant, to the new position of Chief Financial Officer. Previous to his appointment with Registrant, Mr. McDonough served as Director of Finance at Saint-Gobain Technical Fabrics, Inc. in Niagara Falls, NY. Prior to that time, he had been employed as Corporate Controller with International Motion Control, Inc. in Buffalo, NY. Mr. McDonough was also an auditor with the Buffalo office of Ernst & Young, LLP and has 14 years' experience in financial management positions with Western New York manufacturing companies. Mr. McDonough holds a BBA degree from Niagara University, awarded in 1982.

In addition to a membership in the American Institute of Certified Public Accountants, Mr. McDonough is a member of the New York State Society of Certified Public Accountants.

Mr. McDonough replaces Kenneth Bernstein, Treasurer, who has resigned his position to pursue other opportunities.

Exhibits filed as part of this Report:

Exhibit Number	Page in sequential numbering system where Exhibit is found
(99) Press release dated August 21, 2003	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        TAYLOR DEVICES, INC.
                                                                                (registrant)

DATED: August 21, 2003	By: s/Douglas P. Taylor
Douglas P. Taylor, President
and Chief Executive Officer

Exhibit 99

PRESS RELEASE DATED AUGUST 21, 2003

Contact: Regan & Associates

(212) 587-3005

FOR IMMEDIATE RELEASE:

PRESS RELEASE

TAYLOR DEVICES ANNOUNCES NEW CHIEF FINANCIAL OFFICER

NORTH TONAWANDA, NY, AUGUST 21, 2003 - Taylor Devices, Inc. (NASDAQ SmallCap: "TAYD") has appointed Mark V. McDonough, 43, a certified public accountant, to the new position of Chief Financial Officer. Mr. McDonough was an auditor with the Buffalo office of Ernst & Young, LLP and has 14 years' experience in financial management positions with Western New York manufacturing companies. Mr. McDonough holds a BBA degree in accountancy from Niagara University, awarded in 1982.

Douglas P. Taylor, President stated, "As we grow, our Board intends to strengthen, and create, key positions in an effort to maximize our company's potential." He concluded, "We believe Mark's recent appointment is consistent with that objective and we believe he will be a valuable member of our team."

Mr. McDonough replaces Kenneth Bernstein, Treasurer, who resigned his position to pursue other opportunities.

Taylor's website can be visited at: www.taylordevices.com

Taylor Devices, Inc.

Contact: Artie Regan
              Regan & Associates, Inc.
              (212) 587-3005 (phone)
              (212) 587-3006 (fax)
              aregan1812@aol.com